Exhibit 10.64

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THE EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.

AMENDMENT NO. TWO

TO

LICENSE AGREEMENT

THIS AMENDMENT NUMBER TWO TO LICENSE AGREEMENT FOR INTERFERON GAMMA (“Amendment”) is entered into effective January 15, 1999, by and between Genentech, Inc. (“Genentech”) and Connetics Corporation (“Connetics”).

R E C I T A L S

A.	The Parties have previously entered into that certain License Agreement for Interferon Gamma, dated May 5, 1998, as amended on December 23, 1998 (the “License Agreement”).

B.	Pursuant to Section 2.3(c) of the License Agreement, Connetics has the right to sublicense certain of its rights under the Agreement to InterMune Pharmaceutical, Inc. (“InterMune”), and has in fact entered into a sublicense to that effect dated August 21, 1998

C.	On December 3, 1998, the Parties entered into a Letter Agreement to document the intent and agreement of Connetics and Genentech with respect to additional terms governing the transfer and distribution of Interferon Gamma-1B, pending the preparation of an amendment to the License Agreement.

D.	The Parties now desire to enter into a definitive amendment to the License Agreement, effective as of the date first written above, to permit a limited distribution of Interferon Gamma-1B by Connetics or its sublicensee under Genentech labels and to add other additional terms governing the transfer and distribution of Interferon Gamma-1B.

NOW THEREFORE, the Parties hereby agree as follows:

AGREEMENT

1.	Terms not otherwise defined in this Amendment shall have the meanings defined in the License Agreement.

2.	Section 1.29 of the License Agreement is hereby deleted and replaced in its entirety as follows:

1.29 “Transfer Date” shall mean January 15, 1999, unless otherwise mutually agreed to in writing by the Parties.

3.	A new Section 1.30 is added to the License Agreement to read in its entirety as follows:

1.30 “Connetics Product” shall mean Finished Product under the ACTIMMUNE® trademark and labeled under the name of Connetics or its sublicensee. For clarification, all terms and conditions of this Agreement that apply to Finished Product shall also apply to Connetics Product.

4.	A new Section 1.31 is added to the License Agreement to read in its entirety as follows:

1.31 “Distribution Period” shall mean the period of time beginning January 15, 1999 and ending on the earlier of: (a) the first date on which Genentech supplies InterMune with Connetics Product or (b) sixty (60) days after InterMune’s receipt of a license from the FDA to sell Interferon Gamma-1B for CGD.

5.	A new Section 1.32 is added to the License Agreement to read in its entirety as follows:

1.32 “Genentech Finished Product” shall mean Genentech’s inventory of Interferon Gamma-1B under the ACTIMMUNE® trademark and labeled under Genentech’s name. For clarification, Genentech Finished Product is a Licensed Product under this Agreement.

6.	A new Section 1.33 is added to the License Agreement to read in its entirety as follows:

1.33 “Genentech Bulk Product” shall mean Genentech’s inventory of Interferon Gamma-1B bulk protein existing as of the Transfer Date.

7.	A new Section 1.34 is added to the License Agreement to read in its entirety as follows:

1.34 “Genentech Product” shall mean, together, Genentech Finished Product and Genentech Bulk Product.

8.	A new Section 1.35 is added to the License Agreement to read in its entirety as follows:

1.35 “Fully Burdened Manufacturing Cost” shall mean ***                                                                                                                                    , which shall be comprised of the sum of: ***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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9.	A new Section 1.36 is added to the License Agreement to read in its entirety as follows:

1.36 “Third Party Manufacturing Royalties” shall mean all royalties paid or incurred by Genentech to third parties under licenses taken by Genentech with respect to patents or patent applications that, but for such license(s), would be infringed by the manufacture, use, sale, offer for sale or importation of Genentech Finished Product or Genentech Bulk Product, which royalties are based on the manufacture and sale of Genentech Finished Product or Genentech Bulk Product by Genentech (or its contract manufacturer) or by Connetics or its sublicensees (or a contract manufacturer on their behalf). Genentech shall notify Connetics in writing during the term of this Agreement if it becomes aware of any Third Party Manufacturing Royalties.

10.	A new Subsection 2.5(k) is added to the License Agreement to read in its entirety as follows:

2.5(k) Provided that all the activities listed on Exhibit H attached hereto are completed, Genentech also shall transfer to Connetics or its sublicensee on the Transfer Date all responsibility for the distribution, sales and product support of Genentech Finished Product, in the Territory, for the treatment of infections associated with CGD, subject to the provisions of Section 4.3 below and the following terms and conditions:

(i) Product support of Genentech Finished Product shall include, without limitation, all financial services, all reporting required by federal and state law or regulation, professional services, customer inquiries, product returns, government chargebacks, product refunds, and patient assistance programs, except for the processing of state Medicaid invoices and certain product returns, as provided in Subsections 2.5(k)(iii) and (iv) below.

(ii) Connetics or its sublicensee shall sell and distribute Genentech Finished Product only during the Distribution Period, after which time Connetics or its sublicensee shall market, sell and distribute Connetics Product, or other Finished Product, for CGD. Notwithstanding the foregoing, for a period of ten (10) business days after the last day of the Distribution Period, Connetics or its sublicensee may continue to sell and distribute its existing inventory of Genentech Finished Product in order to reduce or exhaust such existing inventory. Under no circumstances, however, will Genentech be required to manufacture, fill, label, package, or otherwise supply Genentech Finished Product to Connetics or its sublicensees after the end of the Distribution Period. After the Distribution Period Connetics or its sublicensees shall retain full responsibility, and provide all product support, for all Genentech Product sold or distributed by Genentech, Connetics or its sublicensees, prior to, during and after the Distribution Period, including without limitation, Genentech Product in distribution channels.

(iii) Notwithstanding the above, Genentech shall remain responsible for processing state Medicaid invoices for Genentech Finished Product, in accordance with this subsection, during the Distribution Period and for that period of time after the Distribution Period during which states continue to send Medicaid rebate invoices for Genentech Finished Product sold under the Genentech NDC label number 50242. Within fifteen (15) days after the end of each calendar quarter, Connetics or its sublicensee shall supply Genentech with a report of its Average Manufacturer Price (“AMP”) and Best Price (“BP”), as defined in the U.S. Omnibus Budget Reconciliation Act of 1990 (“OBRA 90”), for Genentech Finished Product for such quarter, and detailed calculations determining such AMP and BP. The AMP, BP and supporting calculations shall be based on the carton price for Genentech Finished Product. Genentech shall report such quarterly AMP and BP to the Health Care Finance Administration as required by law and regulation, and will also process state Medicaid rebate invoices received for Genentech Finished Product. Genentech will pay, adjust or dispute the state Medicaid rebate invoices as permitted under OBRA 90. Within sixty (60) days of receipt of an invoice from Genentech, Connetics or its sublicensee will reimburse Genentech the full amounts of Medicaid rebates paid by Genentech. Genentech will have the right to examine, but not more than once every calendar year, the books of account and records of Connetics and its sublicensees for the purpose of determining the correctness of the quarterly reports provided by Connetics or its sublicensees under this subsection. If Genentech reasonably determines that any such reports(s) were incorrect, Connetics shall pay Genentech’s costs of correcting its reports to federal agencies and will also pay any penalties or fees associated with such incorrect reporting.

(iv) As of the Transfer Date, Connetics or its sublicensees will be; responsible for processing returns and related credits for all Finished Product, except that Genentech will process credits for returns of Genentech Finished Product if Genentech receives a returned Genentech Finished Product from a third party. Within sixty (60) days of receipt of an invoice from Genentech, Connetics or its sublicensees will reimburse Genentech for such return credits processed by Genentech.

(v) Connetics or its sublicensees shall be responsible for all government chargebacks for Genentech Finished Product sold by wholesalers to customers on and after the Transfer Date, and for all government chargebacks for all Connetics Product and other Finished Product sold by Connetics and its sublicensees.

(vi) Connetics and its sublicensees shall not actively market or promote Interferon Gamma-1B during the Distribution Period and while selling or distributing Genentech Finished Product. During the Distribution Period, Connetics and its sublicensees shall not distribute any notice, publication or make any presentation to any third party regarding Interferon Gamma-1B without Genenetch’s prior review of such notice, publication or presentation, and receipt of Genentech’s prior written consent. Connetics and its sublicensees shall not sell Genentech Finished Product at a price higher than that charged by Genentech on January 14, 1999.

11.	A new Section 2.5(l) is added to the License Agreement to read in its entirety as follows:

2.5(l) Connetics agrees that, as of the Transfer Date and under the terms and conditions below, it or its sublicensee will supply Genentech Finished Product to those certain patients in the U.S. to whom Genentech has an existing contractual or regulatory obligation to supply Interferon Gamma-1B, including prior clinical study patients. In addition, Connetics or its sublicensee will supply Genentech Finished Product to Hoffman-LaRoche Canada Limited (“Roche Canada”) for distribution to patients to whom there is a contractual or regulatory obligation to supply Interferon Gamma-1B. Connetics also agrees that it or its sublicensee will supply Genentech Finished Product free of charge to those ***     oncology study patients (including ***   National Cancer Institute oncology clinical trial patients) who are continuing to receive Interferon Gamma-1B. Genentech shall supply a list of all such patients, and information regarding the amount and destination of such Interferon Gamma-1B, as soon as reasonably possible. After the end of the Distribution Period, Connetics or its sublicensee shall supply Connetics Product, or other Finished Product, to such patients and to Roche Canada in the same quantities. No other right or license is implied or granted to Connetics or its sublicensees to distribute Genentech Finished Product, or any other Licensed Product, outside the Field of Use or outside the Territory.

(i) To supply the patients and Roche Canada as described above, Connetics or its sublicensee shall pay a price for such Genentech Finished Product, and such Connetics Product and other Finished Product supplied by Genentech, equal to ***             percent (*** ) of Genentech’s Fully Burdened Manufacturing Cost, plus ***     of Third Party Manufacturing

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Royalties attributable to the manufacture or distribution of such Genentech Finished Product or other Finished Product.

(ii) For U.S. CGD clinical study patients that do not qualify for Connetics’ (or its sublicensee’s) indigent patient program, Connetics (or its sublicensee) shall supply, at its own cost, Genentech Finished Product and Finished Product to such patients free of charge for a period of time ending not later than December 31, 1999. Connetics (or its sublicensee) shall notify such patients that such drug shall not continue to be supplied free of charge by Genentech, Connetics or its sublicensee, and Connetics or its sublicensee shall use its best efforts to terminate such supply of drug before December 31, 1999, after reasonable prior notice to such patients. ***                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                              .

(iii) Roche Canada will reimburse Connetics, or its sublicensee, for its cost of supplying such Genentech Finished Product and Connetics Product to the patients in Canada under a separate agreement to be negotiated and executed by Roche Canada and Connetics.

(iv) Connetics, or its sublicensee, will supply Genentech Finished Product and Finished Product to the ***     oncology patients without charge to Genentech or to such patients. If, however, Genentech has not extended the Field of Use of this Agreement to the field of oncology within six (6) months of the Effective Date of this Amendment No. 2, then Genentech will reimburse Connetics, or its sublicensee, for the cost of such Genentech Finished Product and Finished Product during such six month period. If Genentech thereafter extends the Field of Use to oncology, then as of the effective date of such extension Connetics or its sublicensee will provide Finished Product to such patients without charge to Genentech or to such patients. If Genentech does not extend the Field of Use to oncology, Connetics or its sublicensee will continue to supply such oncology patients, but Genentech will reimburse Connetics, or its sublicensee, for such drug in an amount equal to one hundred percent (100%) of the price paid to Genentech for such Genentech Finished Product and Finished Product and the direct administrative and distribution costs of providing such drug to such patients.

12.	A new Section 4.3 is added to the License Agreement to read in its entirety as follows:

4.3(a) Genentech shall sell to Connetics, or its sublicensee, Genentech’s existing inventory of Genentech Product for commercial sale

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

solely for the treatment of infections associated with CGD. Connetics shall pay a price for such Genentech Product equal to ***                 percent (***   ) of Genentech’s Fully Burdened Manufacturing Cost, plus ***   of Third Party Manufacturing Royalties attributable to the manufacture or sale of such Genentech Product.

(b) Genentech shall deliver Genentech Finished Product to Connetics to a single destination in the United States chosen by Connetics, by carrier identified by Connetics. Title and risk of loss as to all Genentech Finished Product shall pass to Connetics at point of origin (FOB Genentech). Connetics shall be responsible for all freight, freight brokerage, insurance and other costs associated with shipping Genentech Finished Product hereunder. As soon as reasonably possible after each shipment of Genentech Finished Product, Genentech shall forward to Connetics all customary documents concerning the shipment, including Genentech’s invoice relating to such shipment. To the extent possible, a certificate of analysis will be included in each shipment. Where it is not possible to include a certificate of analysis with a shipment, Genentech shall furnish the same to Connetics as soon as reasonably possible.

(c) Payment by Connetics shall be made within sixty (60) days after Connetics’ receipt of Genentech’s invoice for the supply of Genentech Finished Product. All payments to Genentech by Connetics under this Agreement shall be made in United States dollars by wire transfer (or such other reasonable means as Genentech may direct) to such United States bank account as Genentech may direct. If a wire transfer is to be made, Connetics shall provide notice at least five (5) days prior to the date of transfer of the amount of payment and the date good funds will be received. Such notice should be given to the Treasurer of Genentech at the address set forth at the beginning of this Agreement or such other address as Genentech may subsequently direct.

(d) Genentech shall use its best efforts to maintain its Fully Burdened Manufacturing Cost for Genentech Finished Product at or below the benchmark costs of ***     dollars (***) per vial of Genentech Finished Product (the “Benchmark Costs”). All the provisions of Section 2.6(e) of that certain Supply Agreement, dated May 5, 1998, between Genentech and Connetics, shall apply to such Benchmark Costs herein.

(e) All transfer of Genentech Finished Product to Connetics or its sublicensee hereunder shall be subject to the provisions hereof and shall not be subject to the terms and conditions contained on any purchase order or confirmation by Genentech, except insofar as any such purchase order or confirmation establishes: (i) the quantity and form of Genentech Product; (ii) the shipment date; (iii) the shipment routes and destinations; or (iv) the carrier.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

13.	This Amendment supersedes in its entirety the Letter Agreement dated December 3, 1998.

14.	All other terms and provisions of the License Agreement, including all exhibits to that Agreement, will continue in full force and effect as though fully set forth in this Amendment. Nothing in this Amendment shall be construed as affecting Connetics’ obligations to be liable and responsible for the performance of all of the obligations of Connetics and its sublicensees under the License Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment Number Two to License Agreement as of the date first written above.

Genentech, Inc.		Connetics Corporation

By:	/s/ Nicholas J. Simon	By:	/s/ Thomas G. Wiggans

Name:	Nicholas J. Simon	Thomas G. Wiggans
Title:	Vice President, Business and Corporate Development	President and Chief Executive Officer

Acknowledged and agreed as to InterMune’s rights and obligations hereunder as Connetics’ sublicensee under the License Agreement:

InterMune Pharmaceuticals, Inc.

By:	/s/ Scott Harkonen
Scott Harkonen, M.D.
President